Solera Holdings, Inc. to Acquire Insurance and Services Division of Pittsburgh Glass Works, LLC; Acquisition Will Establish the Only Comprehensive Automobile Repair and Claims Management Platform in the U.S. Market
WESTLAKE, Texas, May 12, 2014 /PRNewswire/ -- Solera Holdings, Inc. ("Solera", "we" or "our") (NYSE: SLH), a leading global provider of software and services to the automobile insurance claims processing and decision support industries, today announced that it has signed a definitive agreement (the “Agreement”) to acquire (the “Acquisition”) the Insurance and Services Division of Pittsburgh Glass Works, LLC (“I&S”). I&S is a leading provider of software and business management tools, third-party claims administration, first notice of loss and network management services to the U.S. auto and property repair industries, specializing in glass claims. The Acquisition is subject to certain closing conditions, including Hart-Scott-Rodino clearance, and is expected to close in the fourth quarter of Solera’s fiscal year ending June 30, 2014.

The Acquisition will expand the reach of Solera’s products and services by creating the only automotive repair and claims management platform that spans collision claims, mechanical repair, glass claims and parts exchange in the U.S. Extending beyond the automotive vertical, I&S will advance our penetration of the household by leveraging its data analytics tools to power enhanced auditing services for property damage claims.

Through its three primary brands, LYNX Services, GTS Services, and GLAXIS™, I&S leverages proprietary technologies, leading administration services, and the nation’s largest network of independently-owned automotive glass retailers and installers to deliver a highly differentiated, end-to-end glass claims management platform. Currently serving 10 of the top 20 U.S. property and casualty insurers, LYNX Services’ suite of full-service claims management solutions combines essential data, software and analytics tools to improve processing effectiveness and drive repair cost savings for auto and property claims. I&S’ GLAXIS electronic hub and GTS Services’ integrated supply chain management offerings streamline scheduling, dispatch and inventory management operations throughout the glass repair value chain.

Under the terms of the Agreement, Solera will purchase 100% of the operating entities and other assets that comprise I&S’ business for approximately $280 million. The entire purchase price will be paid in cash. For the twelve months ended March 31, 2014, I&S’ revenue and adjusted EBITDA were $58.8 million and $19.7 million, respectively. The structure of the Acquisition will result in a 15-year tax benefit to Solera with an estimated present value of approximately $69 million. After adjusting for the estimated value of the tax benefit, the purchase price represents a multiple of 10.7x I&S’ adjusted EBITDA.

“Since our founding in 2005, Solera has steadily increased value for our customers by consistently making the organic and inorganic investments required to build an unrivaled automotive technology platform across collision; service, maintenance, and repair; glass; and parts,” said Tony Aquila, Solera's founder, Chairman and Chief Executive Officer. "Following the Acquisition, Solera will have assembled the only platform capable of addressing automobile repair as well as automobile collision and glass claims management in the U.S. Importantly, the Acquisition will also add a strong management team, deepen our insurer relationships, create significant cross-selling opportunities and enable enhanced data analytics that the market has not yet been able to acquire from a single provider.”
About Solera
Solera is a leading global provider of software and services to the automobile insurance claims processing and decision support industries. Solera is active in over 65 countries across six continents. The Solera companies include: Audatex in the United States, Canada, and in more than 45 additional countries; Informex in Belgium and Greece; Sidexa in France; ABZ and Market Scan in the Netherlands; HPI and CarWeb in the United Kingdom; Hollander serving the North American recycling market; AUTOonline providing salvage disposition in a number of European and Latin American countries; IMS providing medical review services in North America; Explore providing data and analytics to United States property and casualty insurers; and Service Repair Solutions, a joint venture with Welsh, Carson, Anderson & Stowe, that provides solutions for the service, maintenance and repair market. For more information, please refer to Solera's website at http://www.solerainc.com.

Cautions about Forward-Looking Statements
This press release contains forward-looking statements, including statements about: the expected timing for completion of the Acquisition; the benefits of the Acquisition, including the expansion of Solera's offerings in the glass claims and property claims markets; the benefits and value of products and services to Solera’s and I&S’ customers, either alone or in conjunction with the products and services of other Solera group companies; and historical statements, including statements about I&S’ financial performance through March 31, 2014, that may suggest trends for I&S’ business. These statements are based on our current expectations, estimates and assumptions and are subject to many risks, uncertainties and unknown future events that could cause actual results to differ materially. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in transactions of this nature, our business and I&S’ business, including, without limitation: we may not complete the Acquisition; the failure to realize the expected benefits of the Acquisition; risks associated with and possible negative consequences of acquisitions, investments, joint ventures and similar transactions, including successfully integrating I&S’ products and services with or into other Solera offerings and integrating I&S’ employees; our ability to utilize the tax benefits of the Acquisition; successful integration of acquired businesses that operate in industries outside of our core market; risks associated with the uncertainty in and volatility of global economic conditions; continued adoption of I&S’ products and services; our and I&S’ reliance on a limited number of customers for a substantial portion of our and its revenues; our and I&S’ reliance on third-party information for software and services; use of our cash, including our requirements to service our debt; our ability to obtain additional financing as necessary to support our operations, including Mission 2020; effects of changes in or violations by us or our customers of government regulations; effects of competition on our and I&S’ product and service pricing and our business; rapid technology changes in our and I&S’ industry; effects of security breaches on our and I&S’ business and reputation; and any material adverse impact of current or future litigation on our results or business, including litigation with Mitchell International. For a discussion of these and other factors that could impact our operations or financial results and cause our results to differ materially from those in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, particularly our Quarterly Report on Form 10-Q for the Quarter Ended March 31, 2014. Solera is under no obligation to (and specifically disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.
SOURCE Solera Holdings, Inc.
Investor Relations, Kamal Hamid, Solera Holdings, Inc., +1-858-946-1676, Kamal.hamid@solerainc.com